                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                    ______________________________________

                                    FORM 8-K

                                 CURRENT REPORT

REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of event reported) September 30, 2001

                           Commission File No. 0-25766

                     Community Bank Shares of Indiana, Inc.

             (Exact name of registrant as specified in its charter)

             Indiana                                    35-1938254
            (State or other jurisdiction of       (I.R.S. Employer
             incorporation or organization)  Identification Number)

      101 West Spring St., PO Box 939, New Albany, Indiana        47150
     (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number, including area code 1-812-944-2224

Item 5. Other Events

(a) As detailed in the following press release (see Exhibit 22),  Community Bank
Shares of Indiana,  Inc.  (the  "Company"),  has  announced  third  quarter 2001 earnings.

                     COMMUNITY BANK SHARES OF INDIANA, INC.

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized

                                                     COMMUNITY BANK SHARES
                                                     OF INDIANA, INC.
                                                     (Registrant)

     Dated    October 23, 2001            BY:    /S/ James D. Rickard
     _________________________                   _____________________
                                                     James D. Rickard
                                                     President and CEO

     Dated    October 23, 2001            BY:    /S/ Paul A. Chrisco
     __________________________                  _____________________
                                                     Paul A. Chrisco
                                                     Chief Financial Officer

                                 EX-22
                Press Releases Regarding Matters Submitted

                    Community Bank Shares of Indiana, Inc.

News Release

Contact:
Jim Rickard
(812) 981-7378

FOR IMMEDIATE RELEASE

Community Bank Shares of Indiana, Inc. reports 3rd quarter earnings

     NEW ALBANY,  Ind.  (October 23,  2001) - Community  Bank Shares of Indiana,
Inc.  reported  net income for the three  months ended  September  30, 2001,  of
$705,000  (or $0.28 per diluted  share)  compared  with  $645,000  (or $0.26 per diluted  share) for the same  period  last year.  Net income for the nine months ended  September 30, 2001 was  $2,388,000 (or $0.95 per  diluted share) compared with $2,137,000 (or $0.83 per diluted share) for the same period last year.

     Third quarter  results were affected by reduced  provision for loan losses, continued  attention  to the  Company's  technology  infrastructure  and  retail delivery  systems,  and  increased  net  interest  income.  Management  provided
$292,000  less to the  allowance  for loan  losses  for the three  months  ended
September  30, 2001 as compared to the same period in 2000  because of a decline in gross loans from  December 31, 2000 and a reduction  in the dollar  amount of loans classified as substandard  compared to one year ago.  Non-interest expense increased  $275,000  from the third  quarter of 2000 to the same quarter in 2001 because of  increased  compensation  and  benefits  expense  resulting  from the addition of several key personnel, increased data processing expenses related to improvements in the company's core customer processing operations, and increases in other expenses.  Net interest income for the three months ended September 30,
2001 increased  $96,000 from the same period last year because of an increase in both net interest margin and interest-earning assets.

     The Company's  total assets as of September 30, 2001 grew to $422.0 million from $412.0  million at September 30, 2000.  Total assets were $416.2 million as of December 31, 2000.  Asset growth from December 31, 2000 to September 30, 2001 was funded primarily by an increase in total deposits and stockholders'  equity.
The net increase in funding was used to purchase investment  securities and fund an increase in cash and  interest-bearing  deposits with banks. The increases in investment  securities  and cash and  interest-bearing  deposits  with banks was offset by a decrease in net loans  receivable,  which  management  attributes to prepayments  on loans  related to  competitive  pressures in a declining  market interest rate environment.

     "As  a  Company  we  are  improving  customer  service  through  a  renewed
commitment  to   relationship   banking  and   investments   in  our  technology
infrastructure," said James Rickard,  President and Chief Executive Officer. "We
are already  seeing the results of this  strategy in the retail  banking area of our business  where we are opening more checking  accounts than ever before.  We appreciate  the  continued  support of all of our  stakeholders  and  envision a bright  future  for  all  members  of the  Community  Bank  Shares  family:  our employees, stockholders, customers and communities."

     Community  Bank  Shares of  Indiana,  Inc.  is the parent  company of three full-service banking  subsidiaries-Community  Bank and Heritage Bank in southern
Indiana and Community Bank of Kentucky, in Bardstown,  Kentucky.  The company is traded on the Nasdaq under the symbol CBIN.

                        [TABULAR INFORMATION FOLLOWS]

_____________________________________________________________________________________________

CONSOLIDATED CONDENSED
BALANCE SHEETS
In Thousands
(Unaudited)
                                             September 30,    December 31,      September 30,
                                                 2001             2000              2000
ASSETS

Cash and interest-bearing
      deposits with banks                      $  20,671         $  18,435        $  11,593
Investment securities                            105,697            94,037          106,152
Loans receivable, net                            280,167           287,859          280,229

Premises and equipment                            10,763            10,291           10,058

Other assets                                       4,691             5,599            3,931
                                        ----------------------------------------------------
Total Assets                                   $ 421,989         $ 416,221        $ 411,963
                                        ====================================================
LIABILITIES

Deposits                                       $ 263,382         $ 258,222        $ 244,113
Borrowed funds                                   112,124           114,347          124,136
Other liabilities                                  3,159             2,764            2,253
                                        ----------------------------------------------------
Total Liabilities                                378,665           375,333          370,502
                                        ----------------------------------------------------

STOCKHOLDER'S EQUITY

Stockholder's equity                              43,324            40,888           41,461
                                        ----------------------------------------------------
Total Liabilities and
      Stockholders' Equity                     $ 421,989         $ 416,221        $ 411,963
                                        ====================================================

CONSOLIDATED CONDENSED
STATEMENTS OF INCOME
In Thousands Except Per Share Data
(Unaudited)
                                                Three Months Ended                    Nine Months Ended
                                                   September 30,                        September 30,
                                                 2001             2000                2001              2000
Interest income                              $   7,332        $   7,800            $  22,550        $  22,463
Interest expense                                 4,214            4,808               13,296           13,296
Provision for loan losses                           89              381                  440              783
                                      ----------------------------------   -----------------------------------
Net interest income after
      provision for loan losses                  3,029            2,611                8,814            8,384
Non-interest income                                488              529                1,664            1,389
Non-interest expense                             2,406            2,131                6,795            6,349
                                      ----------------------------------   -----------------------------------
Net income before tax                            1,111            1,009                3,683            3,424

Income taxes                                       406              364                1,295            1,287
                                      ----------------------------------   -----------------------------------
Net income                                    $    705         $    645            $   2,388        $   2,137
                                      ==================================   ===================================
Net income per
      common share, basic                     $   0.28         $   0.26             $   0.95         $   0.83
                                      ==================================   ===================================
Net income per common
      common share, diluted                   $   0.28         $   0.26             $   0.95         $   0.83
                                      ==================================   ===================================